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                                                                EXHIBIT 23(c)


                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
BayBanks, Inc.:


We consent to the incorporation by reference in this registration statement on Form S-8 of Bank of Boston Corporation of the following reports:

         (i) our report dated January 18, 1996, with respect to the consolidated balance sheets of BayBanks, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, which report has been incorporated by reference in the Bank of Boston Corporation and BayBanks, Inc. Joint Proxy Statement-Prospectus dated March 18, 1996; and

         (ii) our report dated June 7, 1996, relating to the statements of financial condition of BayBanks Savings and Profit Sharing Plan, which is a part of BayBanks, Inc. Savings, Profit Sharing and Stock Ownership Plan, as of December 31, 1995 and 1994, the related statements of income and changes in plan equity for each of the years in the three-year period ended December 31, 1995, and the related supplemental schedules, which report appears in the plan's Annual Report on Form 11-K for the year ended December 31, 1995.


                                               /s/ KPMG PEAT MARWICK LLP




Boston, Massachusetts
July 26, 1996